UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. __)

Check the appropriate box:

|_|            Preliminary Information Statement

|_|            Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|X|           Definitive Information Statement

Riverdale Mining Inc.

(Name of Registrant As Specified In Its Charter)

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Riverdale Mining Inc.

(a Nevada corporation)

INFORMATION STATEMENT

AND

NOTICE OF ACTION TAKEN WITHOUT A MEETING

Date first mailed to stockholders: April 23, 2012

20 Carl Crescent

Toronto, Ontario, Canada M1W 3R2

(Principal Executive Offices)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 1. Information Required by Items of Schedule 14A

Introduction

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of Riverdale Mining Inc. (the “Company”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our stockholders of certain amendments to our Articles of Incorporation.  The Company’s Board of Directors and the holder of a majority of the Company’s outstanding shares of Common Stock have approved resolutions to amend the Company’s Articles of Incorporation as follows:

Amend Section 3 of the Company’s Articles of Incorporation by effecting a one (1) for two hundred (200) reverse stock split of the Company’s issued and outstanding shares (this action is referred to herein as the “Reverse Stock Split”).  Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

The Reverse Stock Split is described in greater detail below.

Approval of the Resolutions

Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On March 26, 2012, the Board of Directors of the Company approved and recommended the Reverse Stock Split.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.  However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of March 26, 2012 will have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has obtained all necessary corporate approvals in connection with the Reverse Stock Split and your consent is not required and is not being solicited in connection with the approval of the Reverse Stock Split.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated April 23, 2012 and is first being mailed to stockholders on or about April 23, 2012.  Only stockholders of record at the close of business on April 23, 2012 are entitled to receive this Information Statement.

Effective Date

The Reverse Stock Split will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the Company’s Board of Directors, in its sole discretion.  The Reverse Stock Split will become effective through the filing of a Certificate of Amendment with the Secretary of State of Nevada.  This Certificate of Amendment will include the following changes:

Shares: The number of shares with par value is two hundred million (200,000,000), all of which shares shall be Common Stock, with a par value of $0.00001 per share.  At 1 PM Pacific Time on the effective date of the filing of this Certificate of Amendment, each two hundred (200) shares of the Common Stock of the Corporation as of such date shall be reverse split into one (1) share of the Common Stock of the Corporation and any stockholder entitled to receive a fraction of a share as a result of the Reverse Stock Split shall receive one (1) entire share for such fraction.

Dissenter's Rights of Appraisal

Neither the Articles of Incorporation and Bylaws of the Company nor the Nevada Revised Statutes provide for dissenters' rights of appraisal in connection with the Reverse Stock Split.

Stock Certificates

Following the effective date of the Reverse Stock Split, stockholders will receive information regarding the procedures by which they may forward their old certificates to the transfer agent and receive new certificates reflecting the Reverse Stock Split.  Stockholders should not submit any stock certificates until they receive information from the Company regarding the exchange of stock certificates.  The Company’s transfer agent is Pacific Stock Transfer Company, 4045 S. Spencer Street, Suite 403, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

Reasons for Amendments to the Articles of Incorporation

The Company is declaring a Reverse Stock Split of our Common Stock in order to revise the Company’s capitalization and facilitate future investment into the Company.

Effect of the Reverse Stock Split

On the effective date of the Reverse Stock Split, each two hundred shares of our Common Stock issued and outstanding immediately prior to the Stock Split will automatically and without any action on the part of the stockholders be converted into one share of our Common Stock.  The 7,000,000 issued and outstanding shares of the Company’s Common Stock will decrease to 35,000 shares of Common Stock.

There will be no change to the number of authorized shares of the Company’s Common Stock as a result of the Reverse Stock Split.  The Reverse Stock Split will not result in any modification in the rights of stockholders.

The Reverse Stock Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock.  Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.  The Reverse Stock Split will not affect any stockholder’s ownership percentage in the Company, except as a result of such rounding of shares.

The Reverse Stock Split may impact the Company’s stock price.  Such price may increase proportionally to the increase in the number of shares outstanding as a result of the Reverse Stock Split, or it may change to a greater or lesser proportion.  If the per share price increases by a factor less than the one-for-two hundred Reverse Stock Split, then the overall capitalization of the Company will be reduced.

The Reverse Stock Split may lead to increased transaction costs for certain stockholders of the Company.  As a result of the Reverse Stock Split, the number of shares held by each individual stockholder will be reduced by one-two hundredth of the number previously held.  This may increase the number of the Company’s stockholders who hold less than a “round lot,” or one hundred shares.  Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis.  As a result, the Reverse Stock Split could increase the transaction costs to existing stockholders of the Company in the event that they wish to sell all or a portion of their shares of the Company’s Common Stock.

Cost of this Information Statement

The cost of furnishing this Information Statement will be borne by the Company.

Voting Securities and Principal Holders Thereof

Voting Securities

As of the close of business on April 23, 2012, 7,000,000 shares of the Company’s Common Stock were issued and outstanding.  Each share of Common Stock is entitled to one vote on all matters upon which such shares can vote.  All shares of Common Stock are equal to each other with respect to the election of directors.

Directors and Executive Officers

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 26, 2012 by (i) each director of the Company; (ii) each of the Company's officers; (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock; and (iv) all directors and named executive officers as a group.  Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.  The percentage of ownership set forth below reflects each holder's ownership interest in 7,000,000 issued and outstanding shares of the Company's Common Stock.

Amount and Nature of

Beneficial Ownership

Name and Address of Beneficial Owner	Shares	Options/ Warrants (1)	Total (1)	Percentage of Shares Outstanding (1)
Five Percent Stockholders, Executive Officers and Directors
Vladimir Vaskevich, President and Director	2,500,000	0	2,500,000	35.71%
Mikhail Ratchkovski, Secretary and Director	2,500,000	0	2,500,000	35.71%
All officers and directors as a group (2 persons)	5,000,000	0	5,000,000	71.42%

For each individual or entity listed above, the mailing address is: c/o Riverdale Mining Inc., 20 Carl Crescent Toronto, Ontario, Canada M1W 3R2, except as otherwise indicated below.

Potential Changes in Control

At the present time, there are no arrangements known to Company, including any pledge by any person of securities of Company, the operation of which may at a subsequent date result in a change in control of the Company.

Stock Option Plan Information

To date, the Company has not adopted a Stock Option Plan.  The Company may adopt an option plan in the future.

Adverse Interests

The Company is not aware of any material proceeding to which any director, officer, or affiliate of the Company, or any owner of record or beneficially of more than five percent of any class of the Company’s voting securities, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Financial and Other Information

The Company hereby incorporates the following Reports into this Information Statement:

  The Company’s Annual Report on Form 10-K for the period ended March 31, 2011, as filed with the U.S. Securities and Exchange Commission on July 14, 2011;
  The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2011, as filed with the U.S. Securities and Exchange Commission on August 15, 2011;
  The Company’s Amended Quarterly Report on Form 10-Q/A for the period ended June 30, 2011, as filed with the U.S. Securities and Exchange Commission on September 14, 2011;
  The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011, as filed with the U.S. Securities and Exchange Commission on November 14, 2011; and
  The Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2011, as filed with the U.S. Securities and Exchange Commission on February 6, 2012.

Item 2.  Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3.  Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

None of the Company’s current or former officers or directors have any financial interest in the Reverse Stock Split described herein except to the extent that they are stockholders of the Company.

Item 4.  Proposals by Security Holders

Not applicable as no stockholder proposals have been submitted.

Item 5.  Delivery of documents to security holders sharing an address

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written or oral request to us at the following address and telephone number:

Riverdale Mining Inc.

20 Carl Crescent

Toronto, Ontario, Canada M1W 3R2

Telephone number: 1-877-536-0333

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.  The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

April 23, 2012

By Order of the Board of Directors

/s/ VLADIMIR VASKEVICH

Name:    Vladimir Vaskevich

Title:       President